PROXY                       TELVUE CORPORATION                       PROXY

     This Proxy is Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders on June 19, 1997

     The undersigned hereby appoints Frank J. Carcione proxy and attorney, with full power of substitution, to vote all the shares of the Common Stock of TelVue Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054, on June 19, 1997 at 10:00 o'clock a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

1.  ELECTION OF DIRECTORS

    H.F. Lenfest, Frank J. Carcione, Carl J. Cangelosi, Donald L. Heller, Joseph M. Murphy, Jeffrey J. DiFrancesco

____  FOR all nominees listed above (except as marked to the contrary below.)

____  WITHHOLD AUTHORITY to vote for nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2.   IN THEIR DISCRETION, ON SUCH OTHER MATTERS INCIDENT TO THE SUBJECT

     MATTER OF THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.

         PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

     Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the annual meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

     Please sign your name exactly as it is shown on the left. Corporate Offices, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.


Date:_________________________________, 1997

____________________________________________

____________________________________________
Signature(s) of stockholder(s)

                               TELVUE CORPORATION
                         16000 HORIZON WAY, SUITE 500
                             MT. LAUREL, NJ  08054
                                (609) 273-8888

                          ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AT 10:00 A.M.,
                                 June 19, 1997


To the Stockholders of Telvue Corporation:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation (the "Company"), will be held at the TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey on June 19, 1997 at 10:00 A.M. for consideration of and action upon the following matters:

     Election of six (6) directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and

     Such other matters as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on May 19, 1997, as the record date for determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such record date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING,
(b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS:


Irene A. DeZwaan, Secretary

May 20, 1997

                               TELVUE CORPORATION
                          16000 HORIZON WAY, SUITE 500
                             MT. LAUREL, NJ  08054
                                 (609) 273-8888

                              DATED May 20, 1997


                               PROXY STATEMENT

     This Proxy Statement is furnished with the attached Notice of Annual Meeting with accompanying proxy on or about May 20, 1997, to each stockholder of record of TelVue Corporation (the "Company") at the close of business on May 19, 1997 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held on June 19, 1997 at 10:00 A.M. at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey 08054, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

                              REVOCABILITY OF PROXY

     Subject to the conditions set forth elsewhere in this Proxy Statement, the shares represented by each executed Proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instruction is given on the Proxy, the Proxy will be voted FOR the Board's nominees for director, and FOR any other matter properly presented for a vote at the meeting.

     Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                          DISSENTER'S RIGHT OF APPRAISAL

     The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

                         PERSONS MAKING THE SOLICITATION

     The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on the Record Date, the total number of shares of the Company's Common Stock outstanding was 23,794,500 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting, as described below. In addition, on the Record Date there also were 2,985,636 shares of the Company's Preferred Stock outstanding. The Preferred Stock is convertible at any time at the election of the holder into Common Stock at
6.667 shares of Common Stock for each share of Preferred Stock. At the Record Date, no shares of Preferred Stock had been converted into shares of Common Stock.

     Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of the Company from Science, cannot be voted at their full voting power of ten votes per share, unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of the Company. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of the Record Date, certain information with respect to each person who was known to the Company to be a beneficial owner of more than five percent (5%) of the Company's Common Stock.


         NAME AND ADDRESS          AMOUNT AND NATURE OF          PERCENT
       OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP        OF CLASS (1)

H.F. (Gerry) Lenfest                  64,377,848 (2)               87.5%
c/o The Lenfest Group
200 Cresson Boulevard
P.O. Box 989
Oaks, PA 19456-0989
Chairman of the Board and Director

     (1) As of the Record Date, 23,794,500 shares of Common Stock were outstanding.

     (2) Includes 19,905,235 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of March 31, 1997, on the National Equipment Loan made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

Security Ownership of Management

     The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors and executive officers of the Company and by all directors and executive officers as a group. The address of all directors and executive officers is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.


         NAME AND ADDRESS          AMOUNT AND NATURE OF          PERCENT
       OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP        OF CLASS (1)


H.F. (Gerry) Lenfest                   64,377,848(2)              87.5%
c/o The Lenfest Group
200 Cresson Boulevard
P.O. Box 989
Oaks, PA 19456-0989
Chairman of the Board and Director

Joseph M. Murphy                           90,000(3)                .4%
Executive Vice President Sales and Operations

All Directors and Officers
as a Group (7 Persons)                 64,466,648(2)(3)           87.6%


     (1) As of the Record Date, 23,794,500 shares of Preferred Stock were outstanding.

     (2) Includes 19,905,235 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of March 31, 1997, on the National Equipment Loan made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

     (3) Includes 15,000 shares issuable to Joseph M. Murphy upon exercise of currently exercisable stock options held by Mr. Murphy.


                                   PROPOSAL 1
                               ELECTION OF DIRECTORS

      Six (6) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by stockholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:

                                         POSITION(S)              DIRECTOR
     NAME                   AGE       WITH THE COMPANY             SINCE

H. F. (Gerry) Lenfest       67        Chairman and Director        1989

Frank J. Carcione           56        President, Chief Executive
                                      Officer, and Director        1990

Carl J. Cangelosi           54        Director                     1990

Donald L. Heller            51        Director                     1993

Joseph M. Murphy            43        Vice President of Sales
                                      and Operations and Director    -

Jeffrey J. DiFrancesco      33        Director                       -

     The Board of Directors has unanimously recommended the slate of nominees for election as directors at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the election of the entire slate of nominees.

Principal Occupation of the Director Nominees

     H.F. Lenfest is the President, Chief Executive Officer and a director of Lenfest Communications, Inc. and each of its subsidiaries (the "Lenfest Group"). The Lenfest Group of companies are engaged in operating cable television systems, providing cable advertising and programming and microwave communications. Mr. Lenfest's principal occupation since 1974 has been the President and CEO of Lenfest Communications, Inc. and the Lenfest Group of companies.

     Frank J. Carcione was elected President and Chief Executive Officer of the Company in May, 1991, after serving as Executive Vice President, Treasurer and a Director of the Company since May 1990. From August 1989 to May 1990, he held the position of Vice President (marketing sales, pay-per-view and franchise relations) with Garden State Cablevision L.P., a New Jersey cable television operator. From November 1980 until August 1989, he held the same position with New York Times Cable TV, the predecessor to Garden State Cablevision L.P.

     Carl J. Cangelosi has been the President of MicroNet, Inc., a provider of video, voice and data communications since October 1990. MicroNet, Inc. is a wholly-owned subsidiary of Suburban Cable TV Co. Inc., a Pennsylvania cable television company ("Suburban"). Suburban is a wholly-owned subsidiary of Lenfest Communications, Inc. Prior to assuming his current position, Mr. Cangelosi was, from October 1989 to October 1990, a management consultant of communications services. From September 1976 through September 1989, Mr. Cangelosi was general counsel of GE American Communications, Inc., a provider of satellite communications services.

     Donald L. Heller has been a Vice President of Lenfest Communications, Inc. since March 1993. Prior to assuming his current position, Mr. Heller was, from June 1984 to January 1993, the Vice President and General Manager of Sportschannel Prism Associates, a regional cable television service which provides movies and professional sports.

     Joseph M. Murphy is the Executive Vice President of Sales and Operations of the Company. Mr. Murphy was appointed to this position in September 1994. Prior to this appointment, Mr. Murphy had been Vice President of Sales since joining the Company in 1986.

     Jeffrey J. DiFrancesco has been the Vice President of Strategic Planning and Business Development for Lenfest Communications, Inc. since January 1996. Prior to assuming his current position, Mr. DiFrancesco was, from February 1995 through January 1996, an Industry and Strategic Change Specialist for Price Waterhouse's Entertainment, Media and Communications Group, a management consulting company. From October 1993 to February 1995, Mr. DiFrancesco held the positions of Director of Product Management/Marketing, Financial and Business Analysis, and Product Development of Electronic Commerce for Tele-TV and Bell Atlantic Video Services, a provider of interactive telecommunication services. From March 1991 to October 1993, Mr. DiFrancesco was a management consultant for technology management and business process re-engineering.

Certain Legal Proceedings

     On December 6, 1995, the Securities and Exchange Commission (the "SEC") sued Mr. Lenfest and his wife, in the United States District Court for the Eastern District of Pennsylvania. The SEC alleges that, in October 1993, Mr. Lenfest, while in possession of non-public information, recommended to one of his sons that he purchase TCI stock and that Mr. Lenfest's wife traded in TCI stock in October 1993 on the basis of information she misappropriated from her husband. Mr. Lenfest and his wife have categorically denied that they engaged in any improper conduct and are defending this action vigorously.

Meetings of the Board of Directors and Committees

     The Board of Directors held three meetings during the year ended December 31, 1996, and acted by unanimous consent on several other occasions during 1996. The Company has no nominating or compensation committees. The Audit committee and Stock Option committee consists of Donald Heller and Carl Cangelosi. No meetings of either committee were held during 1996. All directors attended at least 75% of the Board meetings except Mr. Lenfest and Mr. Heller who attended 67% of the Board meetings. Directors do not receive fees for their service as directors.

Executive Compensation

                          SUMMARY COMPENSATION TABLE

         NAME AND                                     ANNUAL COMPENSATION
     PRINCIPAL POSITION       YEAR      SALARY      COMMISSIONS    ALL OTHER
                                                                  COMMISSIONS
Frank J. Carcione             1996     $119,000        ---         $2,761 (1)
Chief Executive Officer       1995      108,000        ---            997 (1)
                              1994     $104,102        ---            ---

Joseph Murphy
Vice President of Sales       1996     $ 85,362      $53,710       $2,305 (1)
                              1995       81,623       30,461        1,869 (1)
                              1994       71,523        6,495         ---


     (1) Company funded contributions to the Company's Simplified Pension Plan (SEP).


           AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                         NUMBER OF        VALUE OF UNEXERCISED
                   SHARES            UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                ACQUIRED ON   VALUE     EXERCISABLE/          EXERCISABLE/
NAME              EXERCISE   REALIZED   UNEXERCISABLE         UNEXERCISABLE


Frank J. Carcione    ---       ---           ---                  ---
Chief Executive Officer

Joseph M. Murphy     ---       ---         15,000               $ 765 (1)
Vice President of Sales

     (1) Values calculated based upon the average of the bid and ask price on December 31, 1996.

Certain Relationships and Related Transactions

     Since November 2, 1989, the Company has funded its expansion and operating deficit from the $2,500,000 of proceeds from the sale of shares of the Company's Common Stock and Preferred Stock to Mr. Lenfest and from borrowings from Mr. Lenfest. Through March 31, 1997, the Company had borrowed an aggregate of $6,128,712 from Mr. Lenfest, as previously discussed in the 1996 Annual Report. Interest on $500,000 of the loans is set at 12% per annum, interest on $411,173 is set at the floating prime interest rate of PNC Bank plus 2%, and interest on $5,217,539 of the loans is set at the floating prime interest rate of PNC Bank plus 1%. Interest on the $1,471,272 of the loans is to be paid, quarterly. At the option of the Company, the interest may be paid by the delivery of shares of the Company's Preferred Stock at the rate of one share of Preferred Stock for each one dollar of accrued interest. During January 1995, Mr. Lenfest purchased from Science Dynamics Corporation ("Science") the Company's non-interest bearing note in the amount of $541,000 (the "Prior Science Note").

     On October 12, 1993 the Company had entered into a Joint Venture with Voice FX Corporation ("Voice FX") an affiliate of Mr. Lenfest. The participation percentage for the Partnership was 70% for the Company and 30% for Voice FX. Under the terms of the Partnership Agreement, the Company had made loans to the Partnership and had purchased equipment at its own expense and leased the same to the Partnership at $1.00 per year for use by the Partnership in the Partnership's business. The sums loaned to the Partnership by the Company bore interest at the rate of 2% above the floating prime rate of PNC Bank. Mr. Lenfest had loaned the Company $411,173 under the terms of the TelVue Partnership Loan. As of the Record Date the outstanding principal balance on the TelVue Partnership Loan is $59,173. On July 28, 1995, the Company and Voice FX agreed to terminate the Partnership.

     On September 27, 1994, the Company entered into a service agreement with Box Worldwide, Inc., formerly known as Video Jukebox Network, Inc. ("VJN") an affiliate of Mr. Lenfest. The agreement provided that the Company would act as a 900 call service bureau to facilitate the ordering, by VJN customers, of music videos on the cable or home dish of the VJN customer. Mr. Lenfest had loaned the Company $358,267 to purchase equipment and software needed to provide service to VJN. In July 1996, VJN informed the Company that VJN intended to terminate the service agreement. VJN agreed to reimburse the Company $284,619. On January 10, 1997, VJN paid the Company $284,619.

     The Company had an agreement to provide management services to Lenfest Networks, Inc. ("LNI"), a company wholly-owned by Mr. Lenfest. LNI owned and operated a personal advertising television video programming service with pay-per-call applications, and did business as "INTRONET". The Company had the authority to perform all services necessary for the management of the business, other than to acquire or dispose of assets, to incur debt other than in the ordinary course of business or to encumber the assets of the business. The Company believes that the financial and other terms of the management agreement with LNI were at market rates. LNI ceased doing business on March 31, 1996, and as a result, the Company stopped performing its management duties effective February 29, 1996.

     At December 31, 1996, the Company was indebted to Mr. Lenfest in the principal amount of $6,369,712. Other related transactions are described in Notes 6, 8 and 11 of the financial statements of the Company in the 1996 Annual Report.

            STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented for inclusion in the proxy statement and form of proxy related to the 1997 Annual Meeting must be received at the Company's executive offices at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey no later than January 20, 1998.

                     INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Pressman, Ciocca & Smith LLP served as the Company's independent public accountants for the year ended December 31, 1996. A representative of Pressman, Ciocca & Smith LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

                            OTHER INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE 500, MT. LAUREL, NEW JERSEY 08054.